Informatica Provides Business and Financial Updates

Updates First Quarter 2024 Financial Outlook

Company Not Engaged in Acquisition Discussions

Announces Chief Product Officer Jitesh Ghai Departure

REDWOOD CITY, CA, April 22, 2024 - Informatica (NYSE: INFA), (the “Company”), an enterprise cloud data management leader, today provided the following business and financial updates.

The Company announced today it is updating its first quarter 2024, ended March 31, 2024, financial outlook. The Company expects GAAP Total Revenues, Subscription ARR, Cloud Subscription ARR and Non-GAAP Operating Income to be all within the upper half of the guidance ranges previously provided by the Company in its February 14, 2024, earnings press release. In addition, the Company expects to report Adjusted Unlevered Free Cash Flow (after-tax) that significantly exceeds 100% of Non-GAAP Operating Income. The Company also reaffirmed its full-year 2024 financial outlook. First quarter 2024 financial results will be released on May 1, 2024, after market close, as previously announced.

“Our business fundamentals continue to be very strong and we look forward to discussing our first quarter financial results and outlook on May 1,” said Amit Walia, CEO of Informatica.

In addition, on April 12, 2024, The Wall Street Journal published a story that the Company was in advanced talks to be acquired, according to sources familiar with the matter. Although Informatica’s policy is not to comment on market rumors or media speculation, the Company announced that it is not currently engaged in any discussions to be acquired.

The Company also announced that Jitesh Ghai, Executive Vice President and Chief Product Officer, is resigning to pursue an executive opportunity at another company. “On behalf of the Informatica team, I thank Jitesh for his many contributions,” continued Mr. Walia. “We wish Jitesh all the best in this exciting next step of his career.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations of operating results or financial performance for the first quarter and full-year of fiscal 2024. Forward-looking statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, completion of closing accounting books for the quarter and potential quarter-end adjustments, those related to our business and financial performance, the effects of adverse global macroeconomic conditions and geopolitical uncertainty, the effects of public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Informatica IDMC platform and key partnerships, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth. Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K that was filed for the fiscal year ended December 31, 2023, and other filings and reports we make with the Securities and Exchange Commission from time to time. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.
Non-GAAP Financial Measures and Key Business Metrics
We review several operating and financial metrics, including the following unaudited non-GAAP financial measures and key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions:
Non-GAAP Financial Measures and Key Business Metrics
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to not rely on any single financial measure to evaluate our business.
Non-GAAP Income from Operations and Non-GAAP Net Income exclude the effect of stock-based compensation expense-related charges, amortization of acquired intangibles, equity compensation related payments, expenses associated with acquisitions, and expenses associated with restructuring efforts, and are adjusted for income tax effects. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.
Adjusted Unlevered Free Cash Flow (after-tax) represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, equity compensation payments, restructuring costs (including payments for impaired leases), and executive severance. We believe this measure provides useful supplemental information to investors because it is an indicator of our liquidity over the long term needed to maintain and grow our core business operations. We also provide actual and forecast cash interest expense to aid in the calculation of adjusted free cash flow (after-tax).
Key Business Metrics
Annual Recurring Revenue (ARR) represents the expected annual billing amounts from all active maintenance and subscription agreements. ARR is calculated based on the contract Monthly Recurring Revenue (MRR) multiplied by 12. MRR is calculated based on the accounting adjusted total contract value divided by the number of months of the agreement based on the start and end dates of each contracted line item. The aggregate ARR calculated at the end of each reported period represents the value of all contracts that are active as of the end of the period, including those contracts that have expired but are still under negotiation for renewal. We typically allow for a grace period of up to 6 months past the original contract expiration quarter during which we engage in the renewal process before we report the contract as lost/inactive. This grace-period ARR amount has been less than 2% of the reported ARR in each period presented. If there is an actual cancellation of an ARR contract, we remove that ARR value at that time. We believe ARR is an important metric for understanding our business since it tracks the annualized cash value collected over a 12-month period for all our recurring contracts, irrespective of whether it is a maintenance contract on a perpetual license, a ratable cloud contract, or a self-managed term-based subscription license. ARR should be viewed independently of total revenue and deferred revenue related to our software and services contracts and is not intended to be combined with or to replace either of those items.
Subscription Annual Recurring Revenue represents the portion of ARR only attributable to our subscription contracts. We believe that Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring subscription contracts. Subscription ARR excludes maintenance contracts on our perpetual licenses to provide information regarding the period-to-period performance and overall size and scale of our subscription business as we continue to focus our efforts on subscription-based licensing. Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.
Cloud Subscription Annual Recurring Revenue represents the portion of ARR that is attributable to our hosted cloud contracts. We believe that Cloud Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring Cloud contracts. Cloud Subscription ARR is a subset of our overall Subscription ARR, and by providing this breakdown of Cloud Subscription ARR, it provides visibility on the size and growth rate of our Cloud Subscription ARR within our overall Subscription ARR. Cloud Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

About Informatica

Informatica (NYSE: INFA), an Enterprise Cloud Data Management leader, brings data to life by empowering businesses to realize the transformative power of their most critical information. We have pioneered a new category of software, the Informatica Intelligent Data Management Cloud™ (IDMC), powered by AI and an end-to-end data management platform that connects, manages and unifies data across any multi-cloud, hybrid system, democratizing data to modernize and advance their business strategies. Customers in more than 100 countries, including more than 80 of the Fortune 100, rely on Informatica to drive data-led digital transformation. Informatica. Where data and AI comes to life.

Contacts:

Investor Relations:
Victoria Hyde-Dunn
vhydedunn@informatica.com

Public Relations:
pr@informatica.com